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                       SECURITIES AND EXCHANGE COMMISSION


                            WASHINGTON, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)    June 30, 1994




                              YELLOW CORPORATION
            (Exact name of registrant as specified in its charter)



          Delaware               0-12255         48-0948788
(State or other jurisdiction  (Commission      (IRS Employer
   of incorporation)          File Number)   Identification No.)



10777 Barkley, P. O. Box 7563,  Overland Park, Kansas    66207
(Address of principal                                  (Zip Code)
  executive offices)


Registrant's telephone number, including area code (913) 967-4300




                                No Changes.
         (Former name or former address, if changed since last report.)
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Item 5.  Other Events

     On June 30, 1994, Yellow Corporation (the company) announced that the union associates of its Preston Trucking Company subsidiary had approved a plan that would reduce wages in return for a share of profits if certain operating results are achieved. The associates, members of the International Brotherhood of Teamsters, voted to approve a wage reduction program that would lessen pay by seven percent in 1994, five percent in 1995 and return to standard contract wages in 1996. This plan replaced a one year, nine percent wage reduction approved in March 1993, shortly after Preston Trucking was acquired by the company.

     The company indicated that the temporary reduction in wages was necessary to help complete a financial turnaround of Preston Trucking. The vote on the wage reduction provides Preston Trucking with additional time to implement permanent changes and complete the turnaround.

     Preston Corporation, including Preston Trucking Company, Saia Motor Freight Line and Smalley Transportation Company, was purchased by Yellow Corporation in February 1993. Preston Trucking is a Maryland-based regional less-than-truckload carrier serving the Northeast and Central states regions. They had operating revenue of $397 million in 1993.





                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                 YELLOW CORPORATION
                                                   (Registrant)



Date:     July 5, 1994                       /s/ Phillip A. Spangler
                                             Phillip A. Spangler
                                             Vice President and Treasurer